Exhibit 10.18

STARBUCKS CORPORATION

STOCK OPTION GRANT AGREEMENT

FOR PURCHASE OF STOCK UNDER THE

KEY EMPLOYEE SUB-PLAN TO THE

2005 LONG-TERM EQUITY INCENTIVE PLAN

FOR VALUABLE CONSIDERATION, STARBUCKS CORPORATION (the “Company”), does hereby grant to the individual named below (the “Optionee”), the number of options to purchase a share of the Company’s Common Stock (the “Options”) set forth below for the exercise price per share (the “Exercise Price”) set forth below. Such Options shall vest and terminate according to the vesting schedule and term information described below. All terms of this Stock Option Grant Agreement shall be subject to the terms and conditions of the Key Employee Sub-Plan to the 2005 Long-Term Equity Incentive Plan:

Optionee:
Number of Options:
Type of Option Grant:	Non-Qualified Stock Option
Exercise Price:	$
Date of Option Grant:
Term of Option:	10 years from Date of Grant
Vesting Schedule:

ACKNOWLEDGMENT AND CONSENT

Termination of Employment. Except as provided in the Change in Control section below, the Options subject to this Agreement shall immediately terminate and be automatically forfeited by the Optionee to the Company upon the termination of the Optionee’s Active Service with the Company for any reason, including without limitation, voluntary termination by the Optionee, termination because of the Optionee Retirement, Disability or death or termination by the Company because of Misconduct.

Change in Control. Upon a Change of Control, the vesting of the Options shall accelerate and the Options shall become fully vested and exercisable to the extent and under the terms and conditions set forth in the Plan (the “CIC Vesting Date”); provided, that for purposes of this Section, “Resignation (or Resign) for Good Reason” shall have the following meaning:

“Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of the Optionee after a Change of Control because of: (1) a material reduction in the Partner’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Partner materially inconsistent with the Partner’s role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a material reduction in the Partner’s base salary or total incentive compensation; (4) a material reduction in the Partner’s benefits unless such reduction applies to all Partners of comparable rank; or (5) the

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relocation of the Partner’s primary work location more than 50 miles from the Partner’s primary work location prior to the Change of Control. Notwithstanding the foregoing, an Optionee shall not be deemed to have Resigned for Good Reason unless the Optionee, within one year after a Change of Control, (i) notifies the Company of the existence of the condition giving rise to a Resignation for Good Reason within 90 days of the initial existence of such condition, (ii) gives the Company at least 30 days following the date on which the Company receives such notice (and prior to termination) in which to remedy the condition, and (iii) if the Company does not remedy such condition within such 30-day period, actually terminates employment within 60 days after the expiration of such 30-day period (and before the Company remedies such condition). If the Company remedies such condition within such 30-day period (or at any time prior to the Optionee's actual termination), then any Resignation for Good Reason by the Optionee on account of such condition will not be a Resignation for Good Reason.

Responsibility for Taxes. Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercise of the Options or any other relevant taxable or tax withholding event, as applicable, the Optionee must pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, are authorized, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or (2) withholding from proceeds of the sale of shares of Common Stock acquired at exercise of the Options, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or (3) withholding in shares of Common Stock to be issued at exercise of the Options.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Optionee will be deemed to have been issued the full number of shares of Common Stock

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subject to the exercised Options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.

The Optionee will be required to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver shares of Common Stock or the proceeds of the sale of shares of Common Stock if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.

Undertaking. The Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Option or the Option pursuant to the provisions of this Agreement.

Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Options granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances.

Governing Law. The Options and the provisions of this Stock Option Grant Agreement are governed by, and subject to, the laws of the State of Washington, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Stock Option Grant Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, agree that such litigation shall be conducted in the courts of King County, or the federal courts for the United States for the 9th Circuit, where this grant is made and/or to be performed.

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. In accepting the grant of the Options, the Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Severability. The provisions of this Stock Option Grant Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings (as provided above) that may necessary to accomplish the foregoing.

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EXECUTED as of the Date of Option Grant.

STARBUCKS CORPORATION

By

Its

Optionee
Signature

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